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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-59382, 333-85225, 333-58771, 333-45691, 333-08475, 333-03937, 033-
63499, and 033-63501) pertaining to the Artesyn Technologies, Inc. Employees' Tax-Favored Thrift and Savings Plan of our report dated June 21, 2002, with respect to the financial statements and schedule of the Artesyn Technologies, Inc. Employees' Tax-Favored Thrift and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.

                                                       /s/ ERNST & YOUNG LLP

West Palm Beach, Florida
June 27, 2002